                                                                    EXHIBIT 12.1


                         YORK INTERNATIONAL CORPORATION

         STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (DOLLAR AMOUNTS IN THOUSANDS)

                                                       1996           1997          1998           1999          2000
                                                       ----           ----          ----           ----          ----
Earnings before taxes and cumulative
    effects of accounting change                   $204,463         78,468       187,303        118,082       120,969

Interest expense                                     34,544         40,876        41,527         61,150        81,587
Interest component of
    rental expense                                    5,590          5,036         5,797          6,487         6,874
                                                    -------        -------       -------        -------       -------
                                                   $244,597        124,380       234,627        185,719       209,430
                                                    =======        =======       =======        =======       =======

Interest expense                                     34,544         40,876        41,527         61,150        81,587
Interest component of
    rental expense                                    5,590          5,036         5,797          6,487         6,874
                                                    -------        -------       -------        -------       -------
                                                    $40,134         45,912        47,324         67,637        88,461
                                                    =======        =======       =======        =======       =======

Fixed charge coverage ratio                             6.1            2.7           5.0            2.7           2.4
                                                    =======        =======       =======        =======       =======